Exhibit 99.1

FOR IMMEDIATE RELEASE

RailAmerica, Inc. Reports Fourth Quarter and Full Year 2011 Results

Fourth Quarter Highlights

•	Revenue increased 15% versus fourth quarter 2010.

•	Net income of $0.29 per share.

•	Adjusted net income[1] of $0.33 per share.

JACKSONVILLE, FL, February 8, 2012 – RailAmerica, Inc. (NYSE: RA) today reported financial results for the quarter ended December 31, 2011. Fourth quarter 2011 revenue increased 15% to $147.3 million from $127.6 million in the fourth quarter of 2010. Freight revenue increased 5% to $103.3 million with average revenue per car up 7% and carloads down 2%. Non-freight revenue increased 48% to $44 million.

RailAmerica President and Chief Executive Officer John Giles, said “Our solid finish to 2011 gives us significant momentum as we move into the new year. Operating income excluding 45G credits, impairments and asset sales increased 30% in the fourth quarter. This strong increase was driven by continued execution of our pricing and productivity initiatives combined with excellent non-freight revenue growth led by Atlas.”

Giles continued, “Adding to the strong foundation of our core operations, we have achieved excellent traction in corporate development and continue making strides in reducing our debt costs. Last week we announced three investments - the acquisition of the Marquette Railroad and controlling investments in both the Wellsboro & Corning Railroad and the Industrial Waste Group, a transloading operation. In addition, we completed another $74 million redemption of our 9.25% senior notes and announced a tender offer for a substantial portion of the remaining senior notes.”

RailAmerica reported fourth quarter 2011 net income of $15.0 million, or $0.29 per diluted share. This compares to $17.9 million, or $0.33 per diluted share in the fourth quarter of 2010. Noteworthy items impacting the fourth quarters of 2011 and 2010 include:

•

45G tax credits: Congress extended the credits in December 2010 (for 2010 and 2011) resulting in the full-year income statement amount of $17.6 million benefiting the fourth quarter of 2010. In 2011, credits totaling $16.7 million were recognized in the income statement throughout the year with $3.6 million occurring in the fourth quarter. In addition to the income statement impact, a portion of the 45G tax credit was recognized as credits to capital expenditures in 2010 and 2011.

[1]	See schedule at end of press release for a reconciliation of non-GAAP financial measure.

•

Amortization of swap termination costs: Non-cash charges of $2.3 million and $4.3 million were recorded in interest expense during the fourth quarters of 2011 and 2010, respectively, due to the June 2009 termination of an interest rate swap agreement.

•	Severance costs: Fourth quarter 2011 labor and benefits costs include $1.6 million in executive severance expense.

•	Taxes: Cash taxes paid in the fourth quarter of 2011 were $1.0 million compared to the financial statement provision for income tax expense of $5.3 million.

	For the Three Months Ended December 31,
	2010		2011
($ in thousands except EPS)	Pre Tax	EPS	Pre Tax	EPS
45G benefit	$17,589	$0.20	$3,552	$0.04
Amortization of swap termination costs	(4,309)	(0.05)	(2,283)	(0.03)
Severance	—	—	(1,552)	(0.02)

Note: Effective tax rate of 39%.

The Company reported operating income of $37.2 million in the fourth quarter of 2011 compared to $43.8 million in the fourth quarter of 2010. Fourth quarter 2010 and 2011 operating income and expenses were impacted by 45G credits and severance as discussed above. In addition, fourth quarter 2011 operating expenses reflect higher purchased services and materials expenses largely due to growth in engineering services. Reductions in personal injury reserves and derailment costs resulted in lower casualty and insurance expense. Operating income excluding the impact of 45G benefit, asset sales and impairments is shown below.

	For the Three Months Ended December 31,
($ in thousands)	2010	2011
Operating revenue	$127,636	$147,306
Operating expense	83,881	110,073

Operating income, reported	43,755	37,233
Less: Benefit from 45G credits	(17,589)	(3,552)

Operating income excluding 45G Benefit [1]	26,166	33,681
Net (gain) on sale of assets	(474)	(201)

Operating income excluding 45G Benefit, Asset Sales and Impairments [1]	$25,692	$33,480

[1]	See schedule at the end of press release for a reconciliation of non-GAAP financial measure

For the full year of 2011, operating revenue increased 12% to $551.1 million from $490.3 million in 2010. Full year 2011 net income was $36.9 million, or $0.70 per diluted share. This compares to net income of $19.1 million, or $0.35 per diluted share for full year 2010.

As previously announced, RailAmerica, Inc. will present its fourth quarter earnings on Thursday, February 9, 2012 at 8:30 a.m. Eastern Time via live teleconference and webcast. Those interested in participating via teleconference may dial (877) 756-2088. Callers outside the U.S. may dial (706) 643-9763. The conference ID number is 38755724. Participants should dial in no later than 10 minutes prior to the call. Presentation materials and access to the live webcast will be available in the Investors section of RailAmerica’s website (www.railamerica.com). Following the earnings call, a webcast replay will be archived on the Company’s website. A telephone replay will be available through February 16, 2012 beginning approximately two hours after the call. The recording can be accessed by dialing (800) 585-8367 or (404) 537-3406. The conference ID number is 38755724.

RailAmerica, Inc. owns and operates short-line and regional freight railroads in North America, operating a portfolio of 43 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements

Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

###

INVESTOR CONTACT

Ira Berger

Vice President & Treasurer

Office: 904.538.6332

MEDIA CONTACT

Donia Crime

Office: 904.645.6200

Cell: 404.271.1437

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Quarters Ended December 31,		For the Years Ended December 31,
	2010	2011	2010	2011
	(In thousands, except per share data)
Operating revenue	$127,636	$147,306	$490,291	$551,123
Operating expenses:
Labor and benefits	39,612	39,819	153,993	164,674
Equipment rents	8,262	8,215	34,119	34,816
Purchased services	9,913	16,646	37,971	48,075
Diesel fuel	11,794	12,974	43,316	54,861
Casualties and insurance	4,319	2,749	17,574	13,844
Materials	5,026	9,004	19,607	27,896
Joint facilities	2,122	2,453	8,667	9,667
Other expenses	9,064	9,538	35,226	39,414
Track maintenance expense reimbursement	(17,589)	(3,552)	(17,589)	(16,714)
Net gain on sale of assets	(474)	(201)	(2,191)	(50)
Impairment of assets	—	—	—	5,169
Depreciation and amortization	11,832	12,428	45,091	47,849

Total operating expenses	83,881	110,073	375,784	429,501

Operating income	43,755	37,233	114,507	121,622
Interest expense, including amortization costs	(19,183)	(17,397)	(83,775)	(71,923)
Other income (loss)	418	527	(4,759)	1,331

Income before income taxes	24,990	20,363	25,973	51,030
Provision for income taxes	7,106	5,338	6,856	14,162

Net income	$17,884	$15,025	$19,117	$36,868

Basic earnings per common share:
Net income	$0.33	$0.29	$0.35	$0.70
Diluted earnings per common share:
Net income	$0.33	$0.29	$0.35	$0.70
Weighted Average common shares outstanding:
Basic	54,864	51,059	54,793	52,519
Diluted	54,864	51,059	54,793	52,519

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2010	December 31, 2011
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$152,968	$90,999
Accounts and notes receivable, net of allowance of $6,767 and $7,291, respectively	74,668	96,813
Current deferred tax assets	12,769	9,886
Other current assets	15,200	17,967

Total current assets	255,605	215,665
Property, plant and equipment, net	981,622	1,021,545
Intangible assets	140,546	134,851
Goodwill	212,495	211,841
Other assets	13,385	13,478

Total assets	$1,603,653	$1,597,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$403	$71,991
Accounts payable	66,258	78,844
Accrued expenses	36,913	28,616

Total current liabilities	103,574	179,451
Long-term debt, less current maturities	2,147	1,827
Senior secured notes	571,161	501,876
Deferred income taxes	202,985	213,421
Other liabilities	19,037	20,680

Total liabilities	898,904	917,255

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 400,000,000 shares authorized; 54,859,261 shares issued and outstanding at December 31, 2010; and 50,605,440 shares issued and outstanding at December 31, 2011	549	506
Additional paid in capital and other	636,757	591,341
Retained earnings	65,503	84,272
Accumulated other comprehensive income	1,940	4,006

Total stockholders’ equity	704,749	680,125

Total liabilities and stockholders’ equity	$1,603,653	$1,597,380

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended December 31,
	2010	2011
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,117	$36,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	49,847	52,702
Amortization of swap termination costs	20,891	11,908
Net gain on sale or disposal of properties	(2,191)	(50)
Impairment of assets	—	5,169
Loss on extinguishment of debt	8,357	—
Recognition of deferred financing costs	—	719
Equity compensation costs	7,534	10,219
Deferred income taxes and other	2,765	10,524
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(2,435)	(22,283)
Other current assets	7,512	(2,778)
Accounts payable	7,574	9,465
Accrued expenses	1,268	(8,125)
Other assets and liabilities	(3,070)	(2,049)

Net cash provided by operating activities	117,169	102,289

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(60,281)	(130,779)
NECR government grant reimbursements	2,455	37,212
Proceeds from sale of assets	4,108	16,353
Acquisitions, net of cash acquired	(23,926)	(12,716)
Deferred costs and other	—	(144)

Net cash used in investing activities	(77,644)	(90,074)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(622)	(428)
Repurchase of senior secured notes	(76,220)	—
Other	—	12
Repurchase of common stock	—	(70,574)
Costs associated with sale of common stock	(106)	—
Deferred financing costs paid	(224)	(3,028)

Net cash used in financing activities	(77,172)	(74,018)

Effect of exchange rates on cash	397	(166)

Net decrease in cash	(37,250)	(61,969)
Cash, beginning of period	190,218	152,968

Cash, end of period	$152,968	$90,999

RAILAMERICA, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

	Quarters Ended December 31,
	2010		2011
Operating revenue	$127,636	100.0%	$147,306	100.0%
Operating expenses:
Labor and benefits	39,612	31.0%	39,819	27.0%
Equipment rents	8,262	6.5%	8,215	5.5%
Purchased services	9,913	7.8%	16,646	11.3%
Diesel fuel	11,794	9.2%	12,974	8.8%
Casualties and insurance	4,319	3.4%	2,749	1.9%
Materials	5,026	3.9%	9,004	6.1%
Joint facilities	2,122	1.7%	2,453	1.7%
Other expenses	9,064	7.1%	9,538	6.5%
Track maintenance expense reimbursement	(17,589)	-13.8%	(3,552)	-2.4%
Net gain on sale of assets	(474)	-0.4%	(201)	-0.1%
Depreciation and amortization	11,832	9.3%	12,428	8.4%

Total operating expenses	83,881	65.7%	110,073	74.7%

Operating income	$43,755	34.3%	$37,233	25.3%

	Years Ended December 31,
	2010		2011
Operating revenue	$490,291	100.0%	$551,123	100.0%
Operating expenses:
Labor and benefits	153,993	31.4%	164,674	29.9%
Equipment rents	34,119	7.0%	34,816	6.3%
Purchased services	37,971	7.7%	48,075	8.7%
Diesel fuel	43,316	8.8%	54,861	10.0%
Casualties and insurance	17,574	3.6%	13,844	2.5%
Materials	19,607	4.0%	27,896	5.0%
Joint facilities	8,667	1.8%	9,667	1.8%
Other expenses	35,226	7.2%	39,414	7.1%
Track maintenance expense reimbursement	(17,589)	-3.6%	(16,714)	-3.0%
Net gain on sale of assets	(2,191)	-0.5%	(50)	0.0%
Impairment of assets	—	0.0%	5,169	0.9%
Depreciation and amortization	45,091	9.2%	47,849	8.7%

Total operating expenses	375,784	76.6%	429,501	77.9%

Operating income	$114,507	23.4%	$121,622	22.1%

RAILAMERICA, INC. AND SUBSIDIARIES

Railroad Freight Revenue, Carloads and Average Freight Revenue

Per Carload

Comparison by Commodity Group (Unaudited)

	Quarter Ended December 31, 2010			Quarter Ended December 31, 2011
	Freight Revenue	Carloads	Average Freight Revenue per Carload	Freight Revenue	Carloads	Average Freight Revenue per Carload
	(Dollars in thousands, except average freight revenue per carload)
Agricultural Products	$17,418	35,248	$494	$16,289	32,827	$496
Chemicals	15,109	24,197	624	14,666	21,180	692
Metallic Ores and Metals	8,627	15,412	560	11,155	17,436	640
Non-Metallic Minerals and Products	8,641	19,752	437	9,696	20,482	473
Coal	10,219	44,593	229	9,333	40,925	228
Pulp, Paper and Allied Products	9,571	16,258	589	8,353	14,878	561
Food or Kindred Products	7,206	14,195	508	8,014	14,680	546
Forest Products	6,331	10,957	578	7,821	12,149	644
Waste and Scrap Materials	5,844	13,760	425	6,809	14,884	457
Petroleum	5,051	10,946	461	4,771	9,776	488
Other	2,602	7,785	334	3,589	8,021	447
Motor Vehicles	1,368	2,351	582	2,793	4,610	606

Total	$97,987	215,454	$455	$103,289	211,848	$488

	Year Ended December 31, 2010			Year Ended December 31, 2011
	Freight Revenue	Carloads	Average Freight Revenue per Carload	Freight Revenue	Carloads	Average Freight Revenue per Carload
	(Dollars in thousands, except average freight revenue per carload)
Agricultural Products	$63,999	132,952	$481	$65,177	126,727	$514
Chemicals	59,038	96,105	614	63,374	94,615	670
Metallic Ores and Metals	37,825	66,626	568	43,431	70,251	618
Pulp, Paper and Allied Products	37,379	65,308	572	39,609	67,678	585
Non-Metallic Minerals and Products	34,646	80,376	431	39,329	84,614	465
Coal	39,880	178,735	223	34,460	151,687	227
Forest Products	27,017	47,048	574	30,516	48,884	624
Food or Kindred Products	28,027	56,812	493	30,161	56,601	533
Waste and Scrap Materials	23,765	57,121	416	24,914	58,459	426
Petroleum	19,542	41,952	466	18,470	37,712	490
Other	10,937	29,883	366	14,118	30,001	471
Motor Vehicles	6,694	11,553	579	7,591	12,731	596

Total	$388,749	864,471	$450	$411,150	839,960	$489

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Adjusted net income (loss) is a supplemental measure of profitability that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted net income (loss) has limitations as an analytical tool. It is not a measurement of our profitability under GAAP and should not be considered as an alternative to Net income (loss) as a measure of profitability.

Adjusted net income (loss) assists us in measuring our performance and profitability of our operations without the impact of transaction costs related to debt and credit facility extinguishment, acquisitions, impairment of assets and swap termination. The following table sets forth the reconciliation of Adjusted net income (loss).

	2011
(In thousands, except per share data)	Q1		Q2		Q3		Q4		Q4 YTD
	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share
Net income (loss)	$4,085	$0.07	$8,700	$0.17	$9,058	$0.17	$15,025	$0.29	$36,868	$0.70
Add:
Amortization of swap termination costs	2,243	0.04	1,953	0.04	1,675	0.03	1,393	0.03	7,264	0.14
Impairment of assets	—	—	1,964	0.04	1,189	0.02	—	—	3,153	0.06
Loss on extinguishment of credit facility	—	—	—	—	439	0.01	—	—	439	0.01
Acquisition expense	44	0.00	148	0.00	124	0.00	332	0.01	648	0.01
Adjusted net income (loss)	$6,372	$0.12	$12,765	$0.24	$12,485	$0.24	$16,750	$0.33	$48,372	$0.92
Weighted Average common shares outstanding (diluted)	54,651		52,282		52,083		51,059		52,519

	2010
(In thousands, except per share data)	Q1		Q2		Q3		Q4		Q4 YTD
	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share
Net income (loss)	($2,514)	($0.05)	($4,221)	($0.08)	$7,968	$0.15	$17,884	$0.33	$19,117	$0.35
Add:
Amortization of swap termination costs	3,644	0.07	3,437	0.06	2,973	0.05	2,628	0.05	12,682	0.23
Loss on extinguishment of debt	—	—	5,098	0.09	—	—	—	—	5,098	0.09
Acquisition (income) expense	—	—	159	0.00	(1,043)	(0.02)	91	0.00	(793)	(0.01)
Adjusted net income (loss)	$1,130	$0.02	$4,473	$0.08	$9,898	$0.18	$20,603	$0.38	$36,104	$0.66
Weighted Average common shares outstanding (diluted)	54,568		54,869		54,872		54,864		54,793

Note: Numbers may not add due to rounding

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Operating Income Excluding 45G Benefit, Operating Ratio Excluding 45G Benefit, Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments are supplemental measures of profitability that are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Operating Income Excluding 45G Benefit, Operating Ratio Excluding 45G Benefit, Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments have limitations as analytical tools. They are not measurements of our profitability under GAAP and should not be considered as alternatives to Operating Income or Operating Ratio as measures of profitability.

Operating Income Excluding 45G Benefit and Operating Ratio Excluding 45G Benefit assist us in measuring our performance and profitability of our operations without the impact of monetizing the 45G tax benefit. Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments assist us in measuring our performance and profitability of our operations without the impact of monetizing the 45G tax benefit, Asset Sales and Impairments. The following table sets forth the reconciliation of Operating Income Excluding 45G Benefit from our Operating Income, Operating Ratio Excluding 45G Benefit from our Operating Ratio, Operating Income Excluding 45G Benefit, Asset Sales & Impairments from our Operating Income and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments from our Operating Ratio.

	2011
($ in thousands)	Q1		Q2		Q3		Q4		FY
Operating revenue	$124,937		$139,215		$139,665		$147,306		$551,123
Operating expense	100,734		110,517		108,177		110,073		429,501

Operating Income, reported	24,203		28,698		31,488		37,233		121,622
Operating ratio Reported		80.6%		79.4%		77.5%		74.7%		77.9%
Less: Benefit from 45G credits	(4,150)	3.3%	(5,133)	3.7%	(3,879)	2.8%	(3,552)	2.4%	(16,714)	3.0%

Operating income excluding 45G Benefit	20,053		23,565		27,609		33,681		104,908
Operating ratio excluding 45G Benefit		83.9%		83.1%		80.3%		77.1%		81.0%
Net (gain) loss on sale of assets	207	-0.2%	(64)	0.0%	8	0.0%	(201)	0.1%	(50)	0.0%
Impairment of assets	—	0.0%	3,220	-2.3%	1,949	-1.4%	—	0.0%	5,169	-0.9%

Operating income excluding 45G Benefit, Asset Sales & Impairments	$20,260		$26,721		$29,566		$33,480		$110,027
Operating ratio, excluding 45G Benefit, Asset Sales & Impairments		83.8%		80.8%		78.9%		77.3%		80.0%

	2010
($ in thousands)	Q1		Q2		Q3		Q4		FY
Operating revenue	$114,941		$119,457		$128,257		$127,636		$490,291
Operating expense	95,740		96,397		99,766		83,881		375,784

Operating Income, reported	19,201		23,060		28,491		43,755		114,507
Operating ratio Reported		83.3%		80.7%		77.8%		65.7%		76.6%
Less: Benefit from 45G credits	—	0.0%	—	0.0%	—	0.0%	(17,589)	13.8%	(17,589)	3.6%

Operating income excluding 45G Benefit	19,201		23,060		28,491		26,166		96,918
Operating ratio excluding 45G Benefit		83.3%		80.7%		77.8%		79.5%		80.2%
Net (gain) loss on sale of assets	(34)	0.0%	25	0.0%	(1,708)	1.3%	(474)	0.4%	(2,191)	0.4%
Addback IPO charge	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Operating income excluding 45G Benefit, Asset Sales & Impairments	$19,167		$23,085		$26,783		$25,692		$94,727
Operating ratio, excluding 45G Benefit, Asset Sales & Impairments		83.3%		80.7%		79.1%		79.9%		80.7%

Note: Numbers may not add due to rounding